Exhibit 4.6

Rights Certificate No. :	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED         TO THE PROSPECTUS DATED         (TOGETHER, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM         , THE INFORMATION AGENT.

KKR FINANCIAL HOLDINGS LLC

A limited liability company formed under the laws of the State of Delaware

[NON - ] TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing [Non -] Transferable Subscription Rights to Purchase [Common] [Preferred] Shares of KKR Financial Holdings LLC

Subscription Price: $       per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE         , NEW YORK CITY TIME, ON         , UNLESS THE TIME IN WHICH TO EXERCISE THE RIGHT IS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of [non-] transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one [Common] [Preferred]  Share of KKR Financial Holdings LLC, a Delaware limited liability company, at a subscription price of $         per share (the “Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of KKR Financial Holdings LLC Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each [Common] [Preferred] Share in accordance with the “Instructions as to Use of KKR Financial Holdings LLC Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the signatures of the duly authorized officers of KKR Financial Holdings LLC.

[Name]	[Name]
[Title]	[Title]

COUNTERSIGNED AND REGISTERED:

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail or over night courier:	For hand delivery:
[Subscription Agent]	[Subscription Agent]
[Address]	[Address]

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS	FORM 3- SIGNATURE

To subscribe for shares pursuant to your Subscription Privilege, please complete line (a) and sign under Form 3 below.	I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.
(a) EXERCISE OF SUBSCRIPTION PRIVILEGE:

I apply for	shares x $	= $
(no. of new shares) (subscription price) (Payment)	Signature(s)

IMPORTANT: The signature(s) must correspond with the
METHOD OF PAYMENT (CHECK ONE)	name(s) as printed on the reverse of this Subscription Rights
Certificate on every particular, without alteration or enlargement, or any other change whatsoever
☐

Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “[Subscription Agent], as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

FORM 4-SIGNATURE GUARANTEE
This form must be completed if you have completed Form 2.
☐	Wire transfer of immediately available funds directly to the account maintained by [Subscription Agent], as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at
Signature Guaranteed:
FORM 2-DELIVERY TO DIFFERENT ADDRESS	(Name of Bank or Firm)

By:

If you wish for the [Common] [Preferred] Shares underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

This Subscription Rights Certificate and the Rights represented hereby shall be governed by, and construed in accordence with, the law of the State of Delaware.

FOR INSTRUCTIONS ON THE USE OF KKR FINANCIAL HOLDINGS LLC SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT           , THE INFORMATION AGENT, AT             AND BANKS AND BROKERS MAY CALL THE INFORMATION AGENT AT           .